BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Filed in the Office of	Business Number E19887012021-5
Barbara K. Cegavske	Filing Number 20211988700
Secretary of State State Of Nevada	Filed On 12/30/2021 8:04:00 AM
	Number of Pages 2

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Limited-Liability Company

- [X] NRS 86 - Articles of Organization Limited-Liability Company
- [ ] NRS 86.544 - Registration of Foreign Limited-Liability Company
- [ ] NRS 89 - Articles of Organization Professional Limited-Liability Company
- [ ] NRS 86.555 - Registration of Professional Foreign Limited-Liability Company

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name Being Registered in Nevada: (See instructions)
Nook Industries, LLC

2. Foreign Entity Name: (Name in home jurisdiction)

3. Jurisdiction of Formation: (Foreign Limited-Liability Companies)
3a) Jurisdiction of formation: 3b) Date formed:
3c) I declare this entity is in good standing in the jurisdiction of its formation. [ ]

4. Registered Agent for Service of Process*: (Check only one box)
[X] Commercial Registered Agent:(name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or Position with Entity (title and address below)

C T Corporation System
Name of Registered Agent OR Title of Office or Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

4a. Certificate of Acceptance of Appointment of Registered Agent:
I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.
x By: [signature] Olga Hinkel
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity
12/30/2021
Date

5. Management: (Domestic Limited-Liability Companies only)
Company shall be managed by: (check one box) [ ] Manager(s) OR [X] Member(s)

6. Name and Address of each Manager(s) or Managing Member(s): (NRS 86 and NRS 86.544, see instructions)
Name and Address of the Original Manager(s) and Member(s): (NRS 89, see instructions)
IMPORTANT: A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing.

1) Name: Nook Industries Holdings, Inc. | Country: USA
Street Address: 4950 E 49th Street | City: Cleveland | State: OH | Zip/Postal Code: 44125

2) Name | Country
Street Address | City | State | Zip/Postal Code

3) Name | Country
Street Address | City | State | Zip/Postal Code

7. Dissolution Date: (Domestic only)
Latest date upon which the company is to dissolve (if existence is not perpetual):

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street Carson City, Nevada 89701-4201 (775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Limited-Liability Company

Continued, Page 2

8. Profession to be Practiced: (NRS 89 only)	
9. Series and/or Restricted Limited-Liability Company: (Optional)	Check box if a Series Limited-Liability Company ☐ Domestic Limited-Liability Company's only: The Limited-Liability Company is a Restricted Limited-Liability Company ☐
10 Records Office: (Foreign Limited-Liability Companies)	Address City State Zip Code Country
11. Street Address of Principal Office: (Foreign Limited-Liability Companies)	Address City State Zip Code Country
12. Name, Address and Signature of the Organizer: (NRS 86. NRS 89 -Each Organizer must be a licensed professional.) **Name and Signature of Manager or Member:** (NRS 86.544 only) See instructions	*Foreign Limited-Liability Company - In the event the designated Agent for Service of Process resigns and is not replaced or the agent's authority has been revoked or the agent cannot be found or served with exercise of reasonable diligence, then the Secretary of State is hereby appointed as the Agent for Service of Process. I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Scott Boyle, Treasurer of Nook Industries Holdings, Inc. USA Name Country [*****] Address City State Zip/Postal Code X ____________________ (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

Filed in the Office of	Business Number E19887012021-5
Barbara K. Cegavske	Filing Number 20222014034
Secretary of State State Of Nevada	Filed On 1/7/2022 12:56:00 PM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Limited-Liability Company:

Certificate of Amendment (PURSUANT TO NRS 86.216, 86.221 and 86.543)

Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 86.221)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:

Name of entity as on file with the Nevada Secretary of State: Nook Industries, LLC

Entity or Nevada Business Identification Number (NVID): NV20212316404

2. Restated or Amended and Restated Articles (Select one):
(If restating or amending and restating, complete section 1,2 3, 5 and 6.)

☐ **Certificate to Accompany Restated Articles or Amended and Restated Articles**

☐ Articles have been Restated

☐ Articles have been Amended and Restated

* Restated or Amended and Restated articles must be included with this filing type.

3. Type of amendment filing being completed: (Select only one box):
(If amending, complete section 1, 3, 5 and 6.)

☐ **Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company Before Issuance of Member's Interest** (Pursuant to NRS 86.216)

The signers thereof are at least two-thirds of the ☐ organizers or the ☒ managers of the limited-liability company

As of the date of the certificate, no member's interest in the limited-liability company has been issued.

☒ **Certificate of Amendment to Articles of Organization For a Nevada Limited-Liability Company** (Pursuant to NRS 86.221)

The limited-liability company is managed by ☒ Managers or ☐ Members

The certificate of amendment must be signed by a manager of the company or, if management is not vested in a manager, by a member.

☐ **Amendment to Application for Registration of a Foreign Limited-Liability Company** (Pursuant to NRS Chapter 86)

Name of Foreign Limited-Liability Company if different than registered to transact business in Nevada:

If amendment is to change the name, the change taking effect: (select all that apply)

☐ The name under which Limited-Liability Company transacts business in this State

☐ Foreign Limited-Liability Company name from home jurisdiction

This form must be accompanied by appropriate fees.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Limited-Liability Company:
Certificate of Amendment (PURSUANT TO NRS 86.216, 86.221 & 86.543)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 86.221)

4. Effective date and time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information being changed:	Changes to takes the following effect: ☐ The entity name has been amended. ☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) ☐ The purpose of the entity has been amended. ☐ The directors, managers or general partners have been amended. ☐ IRS tax language has been added. ☐ Articles have been added. ☐ Articles have been deleted. ☒ Other. The articles have been amended as follows: (provide article numbers, if available) The company is no longer member-managed, and is now manager-managed. (attach additional page(s) if necessary)
6. Signature: (Required)	X [signature] — Signature of Manager, Member or Authorized Signer — Authorized Signer — Title X ____ — Signature of Manager, Member or Authorized Signer — Title

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.